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                                                                    Exhibit 10.6

                     THE PNC FINANCIAL SERVICES GROUP, INC.
                       1996 EXECUTIVE INCENTIVE AWARD PLAN
              (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 15, 2001)

1.       GENERAL PURPOSES OF PLAN

         The PNC Financial Services Group, Inc. 1996 Executive Incentive Award Plan is designed to (i) assist The PNC Financial Services Group, Inc. and its Subsidiaries in attracting, motivating, and retaining the senior executive officers most critical to the long-term success of the Corporation and its Subsidiaries, (ii) promote the identification of their interest with those of the Corporation's shareholders, and (iii) enable the Corporation to pay annual bonuses which are based upon the achievement of specified levels of performance.

2.       DEFINITIONS

         Terms not otherwise defined herein shall have the following meanings:

         2.1. "Additional Stock" means "Additional Stock" as defined in Section
6.2 hereof.

         2.2. "Award Amount" means the amount payable to a Participant from the Compensation Pool pursuant to the terms of an Incentive Award.

         2.3. "Award Period" means the Corporation's fiscal year, except to the extent the Committee determines otherwise, provided that the last day of an Award Period must be the last day of the Corporation's fiscal year.

         2.4. "Board" means the Board of Directors of the Corporation.

         2.5. "Code" means the Internal Revenue Code of 1986, as amended.

         2.6. "Common Stock" means the common stock of the Corporation.

         2.7. "Committee" means the committee appointed by the Board to establish and administer the Plan as provided herein; provided, that the Committee shall have two or more members and each member of the Committee shall be an "outside director" as defined for purposes of Section 162(m) of the Code. Unless otherwise determined by the Board, the Personnel and Compensation Committee of the Board shall be the Committee.

         2.8. "Compensation Pool" means, with respect to each Award Period, an amount equal to the sum of: (a) one-half of one percent of Net Income for the Award Period, plus (b) any amounts not paid out of a Compensation Pool for the immediately preceding Award Period and added to the existing Compensation Pool, as determined in the Committee's sole discretion; provided, that the preceding component (b) of a Compensation Pool shall not exceed an aggregate amount of $3 million during any given


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Award Period and shall be available for the payment of Incentive Awards only upon the achievement of one or more Performance Conditions.

         2.9. "Corporation" means The PNC Financial Services Group, Inc. and its successors and assigns and any corporation which shall acquire substantially all of its assets.

         2.10. "Fair Market Value" means an amount equal to the most recent closing price, as of the date Fair Market Value is being determined, of a share of Common Stock on the New York Stock Exchange as reported by the Wall Street Journal.

         2.11. "Incentive Award" means an award granted under the Plan that, subject to the terms hereof and such terms as may be specified by the Committee in accordance with this Plan, provides for the payment (including in the form of shares of Common Stock) to a Participant of a percentage of the Compensation Pool and, in the discretion of the Committee, the issuance of Additional Stock.

         2.12. "Incentive Award Percentage" means, with respect to each Participant, the percentage of the Compensation Pool that may be paid to the Participant pursuant to the terms of an Incentive Award and this Plan.

         2.13. "Net Income" means the consolidated pre-tax net income of the Corporation as determined in accordance with generally accepted accounting principles ("GAAP"), after adjustment to exclude or include unusual, infrequently occurring or extraordinary items or cumulative effects of changes in accounting principles, as defined under GAAP.

         2.14. "Participant" means a "covered employee" within the meaning of
Section 162(m) of the Code who is eligible to receive an Incentive Award, subject to the terms of the Plan.

         2.15. "Performance Conditions" means any objective performance factors the Committee may deem relevant in determining the availability of amounts carried forward from the immediately preceding Award Period as described in Sections 5.2 and 5.5 hereof, including, but not limited to, the Corporation's return on average assets, return on average equity, earnings per share, or other financial measure or ratio, whether on an absolute basis or in comparison to a predetermined peer group.

         2.16. "Plan" means The PNC Financial Services Group, Inc. 1996 Executive Incentive Award Plan.

         2.17. "Subsidiary" means a corporation of which at least 50% of the total combined voting power of all classes of stock is owned by the Corporation either directly or through one or more other subsidiaries.


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3.       ADMINISTRATION

         Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan, including but not limited to determinations regarding whether to make Incentive Awards, the terms of all Incentive Awards, the Participants who receive Incentive Awards, the time or times at which Incentive Award grants are made, the Award Period to which each Incentive Award shall relate, the actual dollar amount of any Award Amounts, the form of payment of any Award Amounts and the issuance of any Additional Stock. The determinations of the Committee pursuant to this authority shall be conclusive and binding. The Committee may, in its discretion, authorize the Chief Executive Officer of the Corporation to act on its behalf except with respect to matters relating to such Chief Executive Officer or which are required to be certified by the Committee under the Plan or in order to satisfy the requirements of the performance-based compensation exception under Section 162(m) of the Code and the regulations promulgated thereunder.

4.       ELIGIBILITY

         Incentive Awards may be made only to a Participant who is not paid an incentive award pursuant to the Corporation's 1994 Annual Incentive Award Plan or any successor plan or program, with respect to that Award Period.

5.       INCENTIVE AWARDS; TERMS OF AWARDS; PAYMENT

         5.1. No later than 90 days after the commencement of an Award Period, the Committee shall, in its sole discretion, establish in writing: (a) an Incentive Award Percentage for each Participant for the Award Period; (b) the extent, if any, to which the Award Amount, if and to the extent payable to a Participant, shall be paid in the form of Common Stock; (c) whether any shares of Additional Stock shall be issued to the Participant in respect of any shares of Common Stock issued in full or partial payment of an Award Amount pursuant to the preceding clause (b); and (d) any other terms and conditions applicable to the Incentive Award and any shares of Common Stock (including Additional Stock) that may be issued pursuant to the terms of the Incentive Award. For purposes of this Section 5.1, each Participant may be identified in terms of position or title held, or base salary paid, during the applicable Award Period, or by such other means at the Committee may deem appropriate. No Participant shall be assigned an Incentive Award Percentage greater than 40% of the Compensation Pool, and the sum of all Incentive Award Percentages for an Award Period shall not exceed 100% under any circumstances. The maximum amount that a Participant may receive pursuant to the terms of any Incentive Award in respect of any Award Period is (a) an Award Amount equal to 40% of the Compensation Pool, plus (b) if a portion of the Award Amount is paid in the form of Common Stock, shares of Additional Stock not in excess of 25% of the number of shares of Common Stock issued to the Participant in full or partial payment of the Award Amount.


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         5.2. As soon as practicable following the end of an Award Period, but in all events prior to the payment of any Award Amounts, the Committee shall compute and certify in writing the amount of the Compensation Pool for that Award Period, and shall determine whether any Performance Conditions established for that Award Period were satisfied. In performing such computation, the Committee may rely upon financial statements supplied by the Corporation's officers, provided that the Committee believes such statements to have been prepared in accordance with generally accepted accounting principles.

         5.3. As soon as practicable following the Committee's completion of the actions specified in Section 5.2, the Committee shall (a) certify in writing the Award Amount and the number of shares of Common Stock (including Additional Stock), if any, to be paid or issued to each Participant for that Award Period and (b) authorize the Corporation to pay the Award Amount and issue shares of Common Stock to each Participant in accordance with the terms and conditions of the Plan and the applicable Incentive Award.

         5.4. Except to the extent that, pursuant to the terms of Section 5.1 hereof, the terms of an Incentive Award require that all or a portion of an Award Amount, to the extent paid, be paid in the form of Common Stock, the Committee may, in its discretion at the time of payment of an Award Amount pay such Award Amount in the form of cash, Common Stock (valued based on Fair Market Value) or a combination thereof.

         5.5. In the event that the Committee does not exhaust the full amount of the Compensation Pool through the payment of Incentive Awards, the Committee may, in its sole discretion and no later than 90 days after the commencement of an Award Period, certify in writing that all or a portion of the remaining Compensation Pool shall be added to the Compensation Pool for the Award Period then commenced; provided, that the Committee shall not be authorized to direct any such carryover in an amount that exceeds $3 million; and, provided further, that the Committee establishes one or more Performance Conditions that must be achieved during the Award Period in order for such carryover amount to be available for the payment of Incentive Awards for that Award Period.

         5.6. The Committee may, in its sole discretion, determine not to pay an Award Amount or not to issue shares of Additional Stock or to reduce an Award Amount or the number of shares of Additional Stock below the amount or number of shares payable or issuable under the terms of the Incentive Award without the consent of a Participant. Unless otherwise determined by the Committee, no Award Amount or Additional Stock shall be paid or issued to a Participant unless the Participant is employed by the Corporation or a Subsidiary as of the date of payment or issuance.

         5.7. Award Amounts payable, and shares of Common Stock issuable, hereunder shall be subject to applicable federal, state and local withholding taxes and other applicable withholding in accordance with the Corporation's payroll practices as in effect from time to time.


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         5.8. The Committee, subject to such terms and conditions as it may determine, and a Participant pursuant to any deferred compensation plan of the Corporation, shall have the right to defer the payment of an Award Amount or the receipt of Additional Stock, provided, in either case, that any additional amounts credited to such deferred amounts or shares will be based either on a reasonable rate of interest or the actual rate of return of one or more predetermined investments specified by the Committee or pursuant to the terms of such deferred compensation plan.

6.       ISSUANCE OF COMMON STOCK

         6.1. Common Stock issued under this Plan shall be subject to such terms and conditions as may be established by the Committee pursuant to the terms of an Incentive Award or at the time of issuance, including but not limited to, terms and conditions that provide for the lapse of transfer restrictions or forfeiture provisions to be contingent on continued employment.

         6.2. To the extent that, pursuant to the terms of an Incentive Award, shares of Common Stock are required to be issued to a Participant in full or partial payment of an Award Amount, the terms of an Incentive Award may provide for the issuance of additional shares of Common Stock ("Additional Stock") not in excess of 25% of the number of shares of Common Stock issued to the Participant in payment of the Award Amount pursuant to the terms of the Incentive Award (and not pursuant to Section 5.4 hereof).

         6.3 Fractional shares will not be issued pursuant to the Plan.

7.       TRANSFERABILITY

         Incentive Awards and Common Stock issued hereunder (to the extent provided by the terms on which such shares are issued hereunder) shall not be subject to the claims of creditors and may not be assigned, alternated, transferred or encumbered in any way other than by will or pursuant to the laws of descent and distribution.

8.       TERMINATION OR AMENDMENT

         The Board may amend, modify or terminate the Plan in any respect at any time without the consent of the Participants.

9.       EFFECTIVENESS OF PLAN AND AWARDS

         The Plan shall be void ab initio unless the Plan, is approved by a vote of the Corporation's shareholders at the first meeting of the Corporation's shareholders following adoption of the Plan by the Board.

10.      EFFECTIVE DATE; TERM OF THE PLAN

         Subject to shareholder approval pursuant to Section 9, the Plan shall be effective as of January 1, 1996 and the first Award Period shall be fiscal year 1996. The effective


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date of any amendment to the Plan will be the date specified by the Board. The
Plan shall remain in effect until terminated by the Board pursuant to Section 8. No Incentive Awards may be made under the Plan after its termination, provided that termination of the Plan shall not affect any Incentive Awards or shares of Common Stock granted or issued prior to termination of the Plan, and such Incentive Awards and shares of Common Stock shall continue to be subject to the terms of the Plan notwithstanding termination of the Plan.

11.      INDEMNIFICATION OF COMMITTEE

         In addition to such other rights of indemnification as they may have as directors or as members of the Committee, each of the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Incentive Award made hereunder; and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding to the maximum extent permitted by law.

12.      GENERAL PROVISIONS

         12.1. The establishment of the Plan shall not confer upon any Participant any legal or equitable right against the Corporation or any Subsidiary, except as expressly provided in the Plan.

         12.2. The Plan does not constitute an inducement or consideration for the employment of any Participant, nor is it a contract between the Corporation, or any Subsidiary, and any Participant. Participation in the Plan shall not give a Participant any right to be retained in the employ of the Corporation or any Subsidiary.

         12.3. Nothing contained in this Plan shall prevent the Board or Committee from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

         12.4. The Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Pennsylvania.



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